UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

BlackRock TCP Capital Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-00899	56-2594706
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 566-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCPC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2025, TCPC Funding II, LLC, a Delaware limited liability company (the “Portfolio Holdco”) that is a wholly owned subsidiary of BlackRock TCP Capital Corp. (“TCPC” or the “Company”), entered into a Sixth Amendment to the Loan and Servicing Agreement (the “Amendment”) among the Portfolio Holdco, as borrower, Special Value Continuation Partners LLC, as servicer, Morgan Stanley Asset Funding Inc., as administrative agent and Morgan Stanley Bank, N.A. and City National Bank, as lenders. The Amendment relates to the $200 million revolving credit facility established by the Loan and Servicing Agreement (the “Credit Facility”).

The Credit Facility is secured by all of the assets held by the Portfolio Holdco. Under the Credit Facility, the Portfolio Holdco has made certain customary representations and warranties, and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. The Credit Facility includes usual and customary events of default for credit facilities of this nature.

The Amendment amends the Credit Facility to extend the revolving period from August 4, 2025 to July 31, 2027, and incorporates certain other changes set forth in the Amendment.

The foregoing does not purport to be a complete summary of the Amendment and is qualified in its entirety by reference to the full text of the Amendment filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 30, 2025, the Board of Directors of BlackRock TCP Capital Corp. (the “Company”), appointed Charles Park as Chief Compliance Officer of the Company, effective July 31, 2025, in connection with the resignation of Ariel Hazzard, who previously served as Chief Compliance Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Sixth Amendment to Loan and Servicing Agreement among TCPC Funding II, LLC, as borrower, Special Value Continuation Partners LLC, as servicer, Morgan Stanley Asset Funding Inc., as administrative agent, and Morgan Stanley Bank, N.A. and City National Bank, as lenders*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock TCP Capital Corp.

Date: August 1, 2025	By:	/s/ Diana Huffman
	Name:	Diana Huffman
	Title	General Counsel & Secretary